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                                                                Exhibit 99.1


US Global Nanospace Cooperating With SEC to Answer Request for Information

Thursday February 12, 11:24 am ET

CARSON CITY, NV--(MARKET WIRE)--Feb 12, 2004 -- US Global Nanospace, Inc. (OTC
BB: USGA) today announced it has received a written request for information from the SEC regarding certain prior public statements made by the Company. The Company is fully and expeditiously cooperating with the SEC to provide the requested information and welcomes the opportunity to clarify any misconceptions that the SEC and/or the public may have about the Company and its statements. The Company intends to provide more than the requested information in an effort to obviate the need for further inquiry by the SEC.

The company intends to provide a comprehensive information portfolio to the SEC detailing product and patent developments, material testing information, armed forces inquiries and liaison information as well as proposed joint venture and distribution agreements.


The Company has been and intends to continue to pursue all possible legal remedies against ourstreet.com to the extent it has published false, misleading and/or outdated information about the Company.


Safe Harbor Statement: These statements are based on assumptions that the management of US Global Nanospace, Inc. believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of US Global Nanospace, Inc. and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and are subject to a wide range of business risks, external factors and uncertainties, the lack of acceptance of the company's products by its customers and prospects, the inability to secure necessary product sales and the inability to obtain necessary substantial capital to manufacture and market its product and otherwise implement its business plan. In each case, actual results may differ materially from such forward-looking statements. US Global Nanospace, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.


Contact:
     Contact:
     For US Global Nanospace:
     Rich Schineller
     973-960-6962
     rich@usgn.com

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                           Source: US Global Nanospace